As filed with the Securities and Exchange Commission on August 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PILGRIM’S PRIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1285071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4845 US Highway 271 North

Pittsburg, Texas 75686

(903) 434-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RICHARD A. COGDILL

Executive Vice President, Chief Financial Officer, Secretary and Treasurer

4845 US Highway 271 North

Pittsburg, Texas 75686

(903) 434-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

ALAN G. HARVEY

Baker & McKenzie LLP

2001 Ross Avenue

Suite 2300

Dallas, Texas 75201

(214) 978-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-117472

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Debt Securities
Preferred Stock, par value $.01 per share
Common Stock, par value $.01 per share(2)
Total	$40,000,000	—	(3)	$40,000,000	$4,708

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Such indeterminate number or amount of Debt Securities, Preferred Stock or Common Stock as may from time to time be issued at indeterminate prices in an aggregate public offering price for all securities not to exceed $40,000,000 or the equivalent thereof in one or more foreign currencies (including composite currencies). This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the Debt Securities or Preferred Stock registered hereunder. Such amount is exclusive of accrued interest or dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the Debt Securities or Preferred Stock.
(3)	Omitted pursuant to General Instruction II.D. of Form S-3.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of securities which may be issued by us. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (Registration Number 333-117472), including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Texas, on the 4th day of August, 2005.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill
RICHARD A. COGDILL
Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* LONNIE “BO” PILGRIM	Chairman of the Board (Principal Executive	August 4, 2005
Officer)

* CLIFFORD E. BUTLER	Vice Chairman of the Board	August 4, 2005

* O.B. GOOLSBY, JR.	President and Director	August 4, 2005

/s/ Richard A. Cogdill RICHARD A. COGDILL	Executive Vice President, Chief Financial	August 4, 2005
Officer, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)

* LONNIE KEN PILGRIM	Director	August 4, 2005

CHARLES L. BLACK	Director

S. KEY COKER	Director

* BLAKE D. LOVETTE	Director	August 4, 2005

* VANCE C. MILLER	Director	August 4, 2005

* JAMES G. VETTER, JR.	Director	August 4, 2005

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Signature	Title	Date
DONALD L. WASS, Ph.D.	Director

LINDA CHAVEZ	Director

KEITH W. HUGHES	Director

* By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Legal Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP